Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION



                         1919 PENNSYLVANIA AVENUE N.W.         AUSTIN, TEXAS
                                    SUITE 600                 (512) 499-3800
                             WASHINGTON, D.C. 20006
                                                            CHICAGO, ILLINOIS
                                 (202) 326-1500               (312) 425-3900
                            FACSIMILE (202) 326-1555
                                                               DALLAS, TEXAS
                                                              (214) 855-4500

                                                              HOUSTON, TEXAS
                                                              (713) 951-3300

                                                         LOS ANGELES, CALIFORNIA
   Kip A. Weissman                                            (310) 820-8800
   (202) 326-1520
kweissman@jenkens.com              May 16, 2003             NEW YORK, NEW YORK
                                                              (212) 704-6000

                                                          PASADENA, CALIFORNIA
                                                              (626) 578-7400

                                                           SAN ANTONIO, TEXAS
Board of Directors                                            (210) 246-5000
Classic Bancshares, Inc.
344 Seventeenth Street
Ashland, Kentucky  41101

         Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

           We have acted as special counsel for Classic Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") initially filed on April 14, 2003, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

           The Registration Statement related to the proposed issuance by the Company of 226,615 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("CLAS Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of December 30, 2002, (the "Agreement"), by and between the Company and First Federal Financial Bancorp, Inc. ("FFFB").

           The Agreement provides for the merger (the "Merger") of FFFB with and into the Company, with the Company as the surviving corporation. The Registration Statement contains a proxy statement/prospectus to be furnished to the stockholders of the Company and FFFB in connection with their consideration of the Merger. In preparation of this option, we have examined originals or copies identified to our satisfaction of: (i) the Certificate of Incorporation of the Company, as filed with the State of Delaware; (ii) the Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Company's Common Stock being registered under the Registration Statement; (iv) the Agreement; and (v) the Registration Statement, including the proxy statement-prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials
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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
May 16, 2003
Page 2

and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

           In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

           Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

           For purposed of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective. Based upon and subject to the forgoing, it is our opinion that the Shares, when issued in accordance with the terms of the Agreement upon consummation of the Merger contemplated herein, will be validly issued, fully paid and unassessable.

           Certain provisions of the Certificates of Incorporation may not be given effect by a court applying Delaware law but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Shares.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement-prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /S/ JENKENS & GILCHRIST, PC
                                   ---------------------------------------

                                   JENKENS & GILCHRIST, PC